Exhibit 5.1

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004

February  28, 2007

IMS Health Incorporated,

901 Main Avenue, Suite 612

Norwalk, Connecticut 06851

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of an unspecified aggregate number of shares (the “Securities”) of Common Stock, par value $0.01 per share, of IMS Health Incorporated, a Delaware corporation (the “Company”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the sale of the Securities have been duly established in conformity with the Company’s amended and restated certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Securities have been duly issued and sold as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Common Stock” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP